                              AMENDED AND RESTATED
                          SUB-ADMINISTRATION AGREEMENT

            Agreement dated as of May 24, 2001 by and among State Street Bank and Trust Company, a Massachusetts trust company (the "Sub-Administrator"), Firsthand Capital Management, Inc., a California corporation ("FCM"), and Firsthand Funds, a Delaware business trust (the "Trust").

            WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Trust and FCM desire to continue to retain the Sub-Administrator to furnish certain administrative services to the Trust, and the Sub-Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth; and

            WHEREAS, the Trust, the Sub-Administrator and FCM desire to clarify that the Sub-Administrator provides sub-administration services to the Trust, at the direction of the Trust and FCM;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.    APPOINTMENT OF SUB-ADMINISTRATOR

            The Trust hereby agrees that FCM may subcontract to the Sub-Administrator for the performance of all or a portion of its duties under the Amended and Restated Administration Agreement dated May 12, 2001 by and between the Trust and FCM. The Trust and FCM hereby appoint the Sub-Administrator to act as Sub-Administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Sub-Administrator accepts such appointment and agrees to render the services for the compensation and on the terms stated herein.

            The Trust currently consists of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. Absent written notification to the contrary by the Trust, FCM or the Sub-Administrator, each new investment portfolio established in the future by the Trust shall automatically become an Investment Fund for all purposes hereunder as if listed on Schedule A, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Trust, FCM and the Sub-Administrator at the time of the addition of the Investment Fund.

2.    DELIVERY OF DOCUMENTS

            The Trust has delivered to the Sub-Administrator copies of each of the following documents and will deliver all future amendments and supplements thereto, if any:

            a.    The Trust's Declaration of Trust and by-laws;

            b. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

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            c.    Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to give instructions to the Sub-Administrator pursuant to this Agreement

            d. A copy of the investment advisory agreement between the Trust and its investment adviser; and

            e. Such other certificates, documents or opinions which the Sub-Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.    REPRESENTATIONS AND WARRANTIES OF THE SUB-ADMINISTRATOR

            The Sub-Administrator represents and warrants to the Trust and FCM that:

            a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

            b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

            c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Sub-Administrator's ability to perform its duties and obligations under this Agreement; and

            e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Sub-Administrator or any law or regulation applicable to it.

4.    REPRESENTATIONS AND WARRANTIES OF THE TRUST

            The Trust represents and warrants to the Sub-Administrator that:

            a. It is a business trust, duly organized, existing and in good standing under the laws of the State of Delaware;

            b. It has the trust power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

            c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

            d.    It is an investment company properly registered under the 1940
Act;

            e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Sub-Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

            f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

            g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

            h. As of the close of business on the date of this Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest.

5.    REPRESENTATIONS AND WARRANTIES OF FCM

            FCM represents and warrants to the Trust and the Sub-Administrator that:

            a. It is a California corporation, duly organized and existing under the laws of the State of California;

            b. It has the corporate power and authority to carry on its business in the State of California;

            c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of FCM or any law or regulation applicable to it.

6.    ADMINISTRATION SERVICES

            The Sub-Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Board of Trustees of the Trust and FCM and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Sub-Administrator:

            a. Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy as adopted from time to time by the Board;

            b. Oversee the maintenance by the Trust's custodian of certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act;

            c. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust's treasurer;

            d. Review calculation, submit for approval by officers of the Trust and arrange for payment of the Trust's expenses;

            e. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

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            f.    Prepare for review by an officer of and legal counsel for the
Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

            g. Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

            h. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

            i. Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

            j. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian and Transfer Agent;

            k. Consult with the Trust's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Trust;

            l. Respond to, or refer to the Trust's officers or Transfer Agent, shareholder inquiries relating to the Trust;

            m. Provide periodic testing of portfolios to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Trust prospectus limitations as may be mutually agreed upon;

            n.    Review and provide assistance on shareholder communications;

            o.    Maintain general corporate calendar;

            p.    Maintain copies of the Trust's charter and by-laws;

            q. Prepare and file annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

            r. Organize, attend and prepare minutes of shareholder and audit committee meetings;

            s. Provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in the Trust's investment policies, operations or structure; act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Board members;

            t. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

            u. Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents;

            v. Counsel and assist the Trust in the handling of routine regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

            Subject to review and comment by the Trust's legal counsel:

            w. Prepare and file with the SEC amendments to the Trust's registration statement, including updating prospectus(es) and Statement(es) of Additional Information, where applicable;

            x. Prepare and file with the SEC proxy statements and provide consultation on proxy solicitation matters;

            y. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board and Audit Committee meetings;

            z.    Prepare and file with the SEC Rule 24f-2 notices; and

            aa.   Perform Blue Sky services pursuant to the specific
instructions of the Trust and as detailed in Schedule B to this Agreement.

The Sub-Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

7.    FEES; EXPENSES; EXPENSE REIMBURSEMENT

            The Sub-Administrator shall receive from FCM such compensation for the Sub-Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, FCM shall reimburse the Sub-Administrator for its reasonable out-of-pocket costs incurred in connection with the performance of this Agreement.

            FCM agrees promptly to reimburse the Sub-Administrator for any equipment and supplies specially ordered by or for the Trust through the Sub-Administrator and for any other expenses not contemplated by this Agreement that the Sub-Administrator may incur on the Trust's behalf at FCM's or the Trust's request or with FCM's or the Trust's consent.

            The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Sub-Administrator or FCM. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Sub-Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Sub-Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's net asset value.

            The Sub-Administrator is authorized to and may employ or associate with such person or persons as the Sub-Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Sub-Administrator and that the Sub-Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

8.    INSTRUCTIONS AND ADVICE

            At any time, the Sub-Administrator may apply to any officer of the Trust for instructions and may consult, when reasonably necessary in its good faith judgment, with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Sub-Administrator under this Agreement. The Sub-Administrator shall not be liable, and shall be indemnified by the Trust, for any action reasonably taken or reasonably omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Sub-Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Sub-Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

9.    LIMITATION OF LIABILITY AND INDEMNIFICATION

            The Sub-Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement or as may be agreed to from time to time in writing by the parties and, except as otherwise provided under
Section 6, shall have no responsibility for the actions or activities of any other party, including other unaffiliated service providers. The Sub-Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless caused by or resulting from the negligence, bad faith or willful misfeasance of the Sub-Administrator, its officers or employees. Unless resulting from the negligence, bad faith or willful misfeasance of the Sub-Administrator, its officers, agents or employees, the Sub-Administrator shall not be liable for any special, indirect, incidental, or consequential damages not resulting from its negligence, bad faith or willful misfeasance (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Sub-Administrator's liability under this Agreement shall be limited to two hundred (200) percent of its total compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling.

            The Sub-Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

            The Trust shall indemnify and hold the Sub-Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Sub-Administrator resulting from any claim, demand, action or suit in connection with the Sub-Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or FCM, provided that this indemnification shall not apply to actions or omissions of the Sub-Administrator, its officers, agents or employees in cases of its or their own negligence, bad faith or willful misfeasance.

            The indemnification contained herein shall survive the termination of this Agreement.

            The Sub-Administrator will not confess any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent.

10.   CONFIDENTIALITY

            The Sub-Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to FCM and the Trust and its shareholders and shareholder accounts ("Confidential Information") and will not disclose the same to any person except at the request or with the written consent of FCM or the Trust, as applicable, and shall not be used for any purpose other than performance of the Sub-Administrator's responsibilities hereunder. The Sub-Administrator agrees that all records that indicate or otherwise relate to the Trust's security holdings are confidential and agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized and improper use and dissemination by the Sub-Administrator's employees of this information and the Confidential Information.

11.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

            The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

            In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request by the Trust. The Sub-Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

12.   SERVICES NOT EXCLUSIVE

            The services of the Sub-Administrator to the Trust are not to be deemed exclusive, and the Sub-Administrator shall be free to render similar services to others so long as its provision of services under this Agreement is not materially impaired. The Sub-Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

13.   TERM, TERMINATION AND AMENDMENT

            This Agreement shall become effective on the date of its execution and shall remain in full force and effect indefinitely from the effective date unless either party terminates this Agreement by written notice to the other party. For the Sub-Administrator to terminate this Agreement, the Sub-Administrator shall give at least one hundred twenty (120) days' prior notice to the Trust and FCM. For the Trust or FCM to terminate this agreement, the terminating party shall give at least ninety (90) days' prior notice to the other parties hereto. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, FCM shall pay to the Sub-Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.   NOTICES

            Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Trust or FCM: 125 South Market, Suite 1200, San Jose, California 95113, Attn (with separate copies to each): Omar Billawala and Kelvin Leung, fax:
(408) 289-5575; if to the Sub-Administrator: State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attn: Fund Administration Legal Department, fax: 617-662-3805.

15.   NON-ASSIGNABILITY

            This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Sub-Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Sub-Administrator upon written consent by the Trust and FCM, which consent may not be unreasonably withheld.

16.   SUCCESSORS

            This Agreement shall be binding on and shall inure to the benefit of the Trust, FCM and the Sub-Administrator and their respective successors and permitted assigns.


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

17.   ENTIRE AGREEMENT

            This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

18.   WAIVER

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

19.   SEVERABILITY

            If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.   GOVERNING LAW

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

21.   REPRODUCTION OF DOCUMENTS

            This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.   RELEASE

            The names "Firsthand Funds" and "Trustees of Firsthand Funds" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. Al l parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Investment Fund of the Trust must look solely to the property belonging to such Investment Fund for the enforcement of any claims against the Trust.

23.   COUNTERPARTS

            This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

24.   USE OF NAMES

            The Sub-Administrator agrees that the names "Firsthand Funds," "Firsthand Capital Management," and the names of each of the Investment Funds are the property of FCM or Firsthand Funds and the Sub-Administrator will not use such names except in accordance with such policies and procedures as may be mutually agreed to in writing.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


                           FIRSTHAND FUNDS

                           By:      /s/Omar Billawalla
                                    ------------------------------
                           Name:    Omar Billawalla
                           Title:   Secretary



                           STATE STREET BANK AND TRUST COMPANY


                           By:      /s/Kathleen Cuocolo

                           Name:    Kathleen Cuocolo

                           Title:   Executive Vice President



                           FIRSTHAND CAPITAL MANAGEMENT, INC.

                           By:      /s/Omar Billawalla

                           Name:    Omar Billawalla

                           Title:   Chief Operating Officer

ADMINISTRATION AGREEMENT



                                   SCHEDULE A
                           LISTING OF INVESTMENT FUNDS



                              Technology Value Fund
                             Technology Leaders Fund
                           Technology Innovators Fund
                           The Communications Fund(TM)
                             The e-Commerce Fund(TM)
                             Global Technology Fund
                        Firsthand Aggressive Growth Fund
                           Firsthand Core Growth Fund

ADMINISTRATION AGREEMENT

                                   SCHEDULE B
                               NOTICE FILING WITH
                       STATE SECURITIES SUB-ADMINISTRATORS


AT THE SPECIFIC DIRECTION OF THE TRUST, THE SUB-ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH TRUST SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE SUB-ADMINISTRATOR BY THE TRUST.

THE TRUST SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (i) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (ii) THE NUMBER OF TRUST SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE SUB-ADMINISTRATOR BECOMES AWARE OF (a) THE SALE OF TRUST SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (b) THE SALE OF TRUST SHARES IN EXCESS OF THE NUMBER OF TRUST SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE SUB-ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE TRUST, AND IT SHALL BE THE TRUST'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE SUB-ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

      1.    Filing of Trust's Initial Notice Filings, as directed by the Trust;

      2.    Filing of Trust's renewals and amendments as required;

      3. Filing of amendments to the Trust's registration statement where required;

      4.    Filing Trust sales reports where required;

      5.    Payment at the expense of the Trust of all Trust Notice Filing fees;

      6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

      7.    Filing of annual reports and proxy statements where required; and

      8. The performance of such additional services as the Sub-Administrator and the Trust may agree upon in writing.

Unless otherwise specified in writing by the Sub-Administrator, Blue Sky services by the Sub-Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trust or its legal counsel. In connection with the services described herein, the Trust shall issue in favor of the Sub-Administrator a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of April 30 2000 that the Firsthand Funds with principal offices at 125 South Market, Suite 1200, San Jose, California, 95113 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Sub-Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Sub-Administrator in connection with the registration of Trust shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Sub-Administrator at the Sub-Administrator shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Sub-Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Sub-Administrator as or otherwise authorize the Sub-Administrator to act as an officer, trustee or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

FIRSTHAND FUNDS

By:   /s/ Omar Billawalla
      ----------------------

Name:   Omar Billawalla

Title:  Secretary

                  Fund Administration Complex Fee Schedule for

                                 FIRSTHAND FUNDS


       FEES FOR FUND ADMINISTRATION SERVICES
--------------------------------------------------------------------------------
       The following fee schedule is for full administration services for Firsthand Funds. These services include: Compliance, Financial Reporting, Treasurer's Office Support and Tax Reporting. For these services, the funds will be charged according to the following fee schedule:


                                   Annual Fee

                                 Average Assets
                     Expressed in basis points: 1/100 of 1%

                   First  $1.0 Billion                    3.00
                   Next $1.0 Billion                      2.50
                   Next $1.0 Billion                      2.00
                   Next $2.0 Billion                      1.50
                   Thereafter                             1.00
                   Minimum Per Fund                     $95,000

            Fund Fees: Total net assets of all Funds in the series will be used to calculate the fee by multiplying the net assets of the Funds by the basis point fees in the above schedule. The minimum will be calculated by multiplying the minimum fee by the number of Funds in each series to arrive at the total minimum fee. The greater of the basis points or the minimum will be accrued to each Fund based on the pro-rata total net asset value of each Fund in the series.

            THIS FEE SCHEDULE WILL APPLY TO THE EXISTING 5 FUNDS AND AN ADDITIONAL 2 NEW FUNDS.

      MULTIPLE CLASSES OF SHARES
      An additional $10,000 annual fee will be applied for each class of shares, excluding the first class of shares, if more than one class of shares is operational in a Fund.

      OUT OF POCKET EXPENSES - INCLUDE BUT MAY NOT BE LIMITED TO:
      Legal Fees, audit fees and other professional fees
      Postage
      Supplies related to Fund records
      Travel and lodging for Board and Operations meetings
      Preparation of financial statements other than Annual and Semi-Annual Reporting, $3,000 per financial report.



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      SPECIAL ARRANGEMENTS
      Fees for activities of a non-recurring nature such as reorganizations, and/or preparation of special reports will be subject to negotiation. Fees for a change in fund structure (i.e. Core and feeder) are subject to negotiation.










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